PURCHASE AND ASSUMPTION AGREEMENT

Among

FLAG FINANCIAL CORPORATION,

BANKERS’ CAPITAL GROUP, LLC

and

GULFSTREAM FINANCIAL SERVICES, INC

PURCHASE AND ASSUMPTION AGREEMENT

PURCHASE AND ASSUMPTION AGREEMENT

THIS AGREEMENT, dated as of November 12, 2002, by and among FLAG FINANCIAL CORPORATION, a Georgia corporation ("Purchaser"), BANKERS’ CAPITAL GROUP, LLC, a Georgia limited liability company ("BCG"), and GULFSTREAM FINANCIAL SERVICES, INC., a Florida corporation ("Gulfstream").

WITNESSETH:

WHEREAS, BCG and Gulfstream are the owners of certain loans and other assets;

WHEREAS, Purchaser desires to acquire from BCG and Gulfstream such loans and other assets described herein and assume such liabilities upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
TRANSFER OF ASSETS AND LIABILITIES

Section 1.1	Transferred Assets

(a)
As of the Effective Time (as defined in Section 2.1 below) and upon the terms and conditions set forth herein, BCG and Gulfstream will sell, assign, transfer, convey and deliver to Purchaser, and Purchaser will purchase from BCG and Gulfstream, as applicable, all of the following assets identified in this Agreement and the Exhibits hereto (collectively, the "Assets"):

	(1)	All right, title and interest of BCG in the furniture, fixtures, leasehold improvements, equipment and other tangible personal property listed in Exhibit 1.1(a)(1) (the "Personal Property");

	(2)	All loans owned by BCG and interests therein held by Gulfstream transferred pursuant to Section 1.4 and listed in Exhibit 1.1(a)(2) (the "Loans");

	(3)	The exit fees associated with the Loans (the "Exit Fees"); and

	(4)	Goodwill of BCG.

	(5)	BCG’s prepaid lease and deposit on property at 3475 Piedmont Road, Suite 550, Atlanta, Ga, 30305 described in Exhibit 1.1 (a)(5).

(b)
Only assets included in section 1.1 (a) and described further in the related exhibits are being transferred. BCG and Gulfstream each have assets that will be retained and are not contemplated in this transaction.

Section 1.2	Purchase Price

(a)
As consideration for the purchase described herein, including line of business expertise and various assets and liabilities, Purchaser shall pay BCG and Gulfstream, at the Closing unless otherwise specified below, a purchase price (the "Purchase Price") of $2,905,500 in cash, with $2,675,910 to be paid to BCG and $229,590 to be paid to Gulfstream. Purchaser reserves the right to allocate the Purchase Price on its books at the Closing based on interest rates as of that date in view of the financial nature of some of the Assets.

(b)
In addition, Purchaser shall assume, as of the Effective Date, all of the duties, obligations and liabilities of BCG relating to the sublease of the premises located at 3475 Piedmont Road, Suite 550, Atlanta, Georgia, 30305 as set forth on Exhibit 1.2(b) (the "sub-lease").

Section 1.3	Timing of Payment

Purchaser will pay $1,405,500 of the Purchase Price to BCG and Gulfstream at the Closing, with BCG receiving $1,175,910 and Gulfstream receiving $229,590. Purchaser will pay the remaining $1,500,000 of the Purchase Price (the "Earn-Out Amount") part annually on each of May 31, 2003, May 31, 2004 and May 31, 2005 (each an "Anniversary Date") as described in clause (a) below.

(a)
The percentage of the Earn-Out Amount to be paid to BCG on each Anniversary Date will be calculated by dividing (A) calculated annual revenues (average outstanding balances on the Sundowner Loan and the LaMancha Loan, which are described in Exhibit 2.2 b(2) , and on new loans made after May 31, 2002, as of the applicable Anniversary Date, multiplied by an assumed 1.50% spread on such balances, plus actual fees generated by such loans for the prior fiscal year) by (B) $2,160,000.

(b)
If Purchaser is acquired prior to the full payment of the Earn-Out Amount and the acquiror terminates payments prior to full payment of the Earn-Out Amount, Purchaser will pay any portion of the Earn-Out Amount that is then due prior to the closing of that acquisition and will require the prospective acquiror to pay to BCG 50% of any then remaining unpaid balance of the Earn-Out Amount.

Section 1.4	Loans Transferred

(a)
BCG and Gulfstream will transfer to Purchaser as of the Effective Time, subject to the terms and conditions of this Agreement, all of BCG’s and Gulfstream’s respective right, title and interest in (including collateral relating thereto) the Loans. Such Loans (as well as any security interests and Exit Fees related thereto) shall be transferred by means of a blanket (collective) assignment and not individually (except as may be otherwise required by law). Purchaser shall inform BCG and Gulfstream not less than 30 calendar days prior to the Effective Time of any case in which individual assignments will be required by law.

(b)
In connection with the transfer of any Loans requiring notice to the borrower, Purchaser, BCG and Gulfstream agree to comply with all notice and reporting requirements of the loan documents or of any law or regulation.

(c)	All Loans will be transferred without recourse and without any warranties or representations as to their collectibility or the creditworthiness of any of the obligors of such Loans.

(d)
Purchaser will at its expense issue new coupon books for payment of Loans for which BCG and Gulfstream provide coupon books with instructions to utilize Purchaser’s coupons and to destroy coupons furnished by BCG and Gulfstream.

(e)	After the Effective Time, BCG and Gulfstream will forward to Purchaser loan payments received by BCG and Gulfstream in connection with the Loans.

(f)
As of the Effective Time, BCG and Gulfstream shall transfer and assign all files, documents and records related to the Loans to Purchaser, including the original promissory notes and security agreements, and Purchaser will be responsible for maintaining and safeguarding all such materials in accordance with applicable law and sound banking practices.

(g)
If the balance due on any Loan purchased pursuant to this Section 1.4 has been reduced by BCG or Gulfstream as a result of a payment by check received prior to the Effective Time, which item is returned after the Effective Time, the asset value represented by the Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by Purchaser to BCG or Gulfstream, as applicable, promptly upon demand.

(h)	Each of BCG and Gulfstream shall grant to Purchaser as of the Effective Time a limited power of attorney, in substantially the form attached hereto as Exhibit 1.4(h) (the "Power of Attorney").

Section 1.5	Records and Data Processing

(a)
As of the Effective Time, Purchaser shall become responsible for maintaining the files, documents and records referred to in this Agreement. Purchaser will preserve and safekeep them as required by applicable law and sound banking practice for the joint benefit of BCG, Gulfstream and Purchaser. After the Effective Time, Purchaser will permit BCG, Gulfstream and their respective representatives, for reasonable cause, at reasonable times and upon reasonable notice and at BCG’s and/or Gulfstream’s expense, to examine, inspect, copy and reproduce any such files, documents or records as they deem reasonably necessary.

(b)
As of the Effective Time, BCG and Gulfstream will permit Purchaser and its representatives, for reasonable cause, at reasonable times and upon reasonable notice and at Purchaser’s expense, to examine, inspect, copy and reproduce files, documents or records retained by BCG and Gulfstream regarding the Assets as Purchaser deems reasonably necessary.

Section 1.6	Taxes and Fees; Proration of Certain Expenses

Purchaser shall be responsible for the payment of all fees and taxes related to this transaction, except that Purchaser shall not be responsible for, or have any liability with respect to, BCG’s or Gulfstream’s legal fees and expenses or for taxes on any income to BCG or Gulfstream arising out of this transaction. Expenses related to the Assets shall be prorated between the parties as of May 31, 2002. To the extent any such item has been prepaid by BCG or Gulfstream for a period extending beyond May 31, 2002, there shall be a proportionate monetary adjustment in favor of the prepaying party.

Section 1.7	Option to Purchase Participation Interests

Purchaser shall have the right to purchase the following interests from BCG and Gulfstream within 60 days after the Closing Date at a purchase price equal to the outstanding principal and accrued interest on such interests:

John & Carol King, loan dated August 11, 2000 in the original amount of $19,000,000.

Section 1.8	Liabilities

On and after the Effective Time, Purchaser will assume and discharge BCG’s duties and obligations under the sub-lease. Purchaser shall obtain all consents required for it to assume BCG’s duties and obligations under the sub-lease.

Section 2.1	Effective Time

The purchase of assets and assumption of liabilities provided for in this Agreement shall occur at a closing (the "Closing") to be held at the offices of Powell, Goldstein, Frazer & Murphy LLP in Atlanta, Georgia, on November 12, 2002, or at such other place, time or date on which the parties shall mutually agree. The effective time (the "Effective Time") shall be 5:00 p.m., local time, on the day on which the Closing occurs.

Section 2.2		Closing

(a)
All actions taken and documents delivered at the Closing shall be deemed to have been taken and executed simultaneously, and no action shall be deemed taken nor any document delivered until all have been taken and delivered.

(b)
At the Closing, subject to all the terms and conditions of this Agreement, each of BCG and Gulfstream shall deliver to Purchaser or, in the case of subsections (b)(2) and (3), make reasonably available to Purchaser:

	(1)	A Bill of Sale, in substantially the form attached hereto as Exhibit 2.2(b)(1) (the "Bill of Sale"), transferring to Purchaser all of such party’s interest in the Assets;

	(2)	Such party’s files and records related to the Loans and Exit Fees, including the original promissory notes, security agreements and other loan documents;

	(3)	Such of the other Assets as shall be capable of physical delivery;

(4)
A certificate of a proper officer of such party, dated as of the date of Closing, certifying to the fulfillment of all conditions that are the obligation of BCG and that all of the representations and warranties of BCG set forth in this Agreement remain true and correct in all material respects as of Effective Time;

	(5)	A certified copy of a resolution of the Board of Directors, manager(s) or member(s) of such party, or a duly authorized committee thereof, approving the sale of the Assets contemplated hereby;

(6)
Such certificates and other documents as Purchaser and its counsel may reasonably require to evidence the receipt by such party of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement; and

	(7)	The Power of Attorney.

(c)		At the Closing, subject to all the terms and conditions of this Agreement, Purchaser shall deliver to BCG and Gulfstream:

	(1)	A certificate and receipt acknowledging the delivery and receipt of possession of the Assets referred to in this Agreement;

	(2)	$229,590 in immediately available funds to Gulfstream;

	(3)	$1,175,910 in immediately available funds to BCG;

(4)
A certificate of a proper officer of Purchaser, dated as of the date of Closing, certifying to the fulfillment of all conditions that are the obligation of Purchaser and that all of the representations and warranties of Purchaser set forth in this Agreement remain true and correct in all material respects as of the Effective Time;

	(5)	A certified copy of a resolution of the Board of Directors, or its Executive Committee, of Purchaser approving the purchase of the assets and the assumption of the liabilities contemplated hereby;

(6)
Such certificates and other documents as BCG and its counsel may reasonably require to evidence the receipt by Purchaser of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement; and

	(7)	Such consents and other documents evidencing the requisite consents of landlords to the assumption by Purchaser of BCG’s obligations under the Sub-lease.

(d)		All instruments, agreements and certificates described in this Section 2.2 shall be in form and substance reasonably satisfactory to the parties’ respective legal counsel.

Section 3.3	Corporate Authority

The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by the manager(s) (or a duly authorized committee thereof) or, if required under BCG’s articles of organization or operating agreement, members. No further corporate authorization is necessary for BCG to consummate the transactions contemplated hereunder.

Section 3.4	Enforceable Agreement

This Agreement has been duly authorized, executed and delivered by BCG and is the legal, valid and binding agreement of BCG, enforceable in accordance with its terms.

Section 3.5	No Brokers

All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by BCG and Purchaser, and there has been no participation or intervention by any other person, firm or corporation employed or engaged by or on behalf of BCG in such a manner as to give rise to any valid claim, by any person, firm or corporation, against BCG or Purchaser for a brokerage commission, finder’s fee or like commission.

Section 3.6	Personal Property

BCG owns, and will convey to Purchaser at the Closing, all of BCG’s right, title and interest to all of the Personal Property free and clear of any claims, mortgages, liens, security interests, pledges or encumbrances of any kind, except as may otherwise be set forth in this Agreement. The Personal Property will be, at the time of the Closing, in substantially the same operating condition and repair as on the date hereof subject to ordinary wear and tear.

The Personal Property to be purchased by Purchaser is sold AS IS, WHERE IS, with no warranties or representations whatsoever, except as may be expressly represented or warranted in this Section 3.6.

Section 3.7	Loans

BCG makes the following representations and warranties with respect to each Loan owned by BCG that is to be transferred to Purchaser hereunder to BCG’s knowledge: the Loan is a valid obligation according to its tenor without any offsets and defenses thereto; BCG has an undivided 82% interest in each loan, subject to the participation interests previously disclosed to the Purchaser; the Loan is not pledged or encumbered; the Loan was made in compliance with all applicable laws and regulations that would materially and adversely affect the collectibility of the Loan; the principal balance of the Loan and accrued interest as shown on BCG’s books and records are true and correct as of the last date shown thereon; all purported signatures on and executions of any document in connection with such Loan are genuine; all documentation regarding a loan has been actually signed or executed by all necessary parties; and BCG has custody of the original documents related to each Loan and shall transfer such documents to Purchaser at the Closing.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF GULFSTREAM

Gulfstream hereby represents and warrants to Purchaser as follows, which representations and warranties shall survive the Effective Time for a period of 24 months:

Section 4.1	Corporation Organization

Gulfstream is a corporation duly organized, validly existing and in good standing under the laws of Florida. Gulfstream has the corporate power and authority to own its properties, to carry on its business as currently conducted and to effect the transactions contemplated herein.

Section 4.2	No Violation

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with (a) Gulfstream’s charter or bylaws; (b) any material provision of any material agreement or any other material restriction of any kind to which Gulfstream is a party or by which Gulfstream is bound; (c) any material statute, law, decree, regulation or order of any governmental authority; or (d) any material provision which will result in a default under, or which cause the acceleration of the maturity of, any material obligation or loan to which Gulfstream is a party.

Section 4.3	Corporate Authority

The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by the board of directors (or a duly authorized committee thereof) or, if required under Gulfstream’s charter or bylaws, shareholders. No further corporate authorization is necessary for Gulfstream to consummate the transactions contemplated hereunder.

Section 4.4	Enforceable Agreement

This Agreement has been duly authorized, executed and delivered by Gulfstream and is the legal, valid and binding agreement of Gulfstream, enforceable in accordance with its terms.

Section 4.5	No Brokers

All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Gulfstream and Purchaser, and there has been no participation or intervention by any other person, firm or corporation employed or engaged by or on behalf of Gulfstream in such a manner as to give rise to any valid claim, by any person, firm or corporation, against Gulfstream or Purchaser for a brokerage commission, finder’s fee or like commission.

Section 4.6	Loans

Gulfstream makes the following representations and warranties with respect to each Loan owned by Gulfstream that is to be transferred to Purchaser hereunder to Gulfstream’s knowledge: the Loan is a valid obligation according to its tenor without any offsets and defenses thereto; Gulfstream has an undivided 18% interest in each loan, subject to the participation interests previously disclosed to the Purchaser; the Loan is not pledged or encumbered; the Loan was made in compliance with all applicable laws and regulations that would materially and adversely affect the collectibility of the Loan; the principal balance of the Loan and accrued interest as shown on Gulfstream’s books and records are true and correct as of the last date shown thereon; all purported signatures on and executions of any document in connection with such Loan are genuine; and all documentation regarding a loan has been actually signed or executed by all necessary parties.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to BCG and Gulfstream as follows, which representations and warranties shall survive the Effective Time for a period of 24 months:

Section 5.1	Corporate Organization

Purchaser is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Georgia. Purchaser has the corporate power and authority to own the properties being acquired, to assume the liabilities being transferred and to effect the transactions contemplated herein.

Section 5.2	No Violation

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with (a) the Articles of Incorporation or Bylaws of Purchaser; (b) any material provision of any material agreement or any other material restriction of any kind to which Purchaser is a party or by which Purchaser is bound; (c) any material statute, law, decree, regulation or order of any governmental authority; or (d) any material provision which will result in a default under, or cause the acceleration of the maturity of, any material obligation or loan to which Purchaser is a party.

Section 5.3	Corporate Authority

The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by the Purchaser’s Board of Directors (or Executive Committee thereof). No further corporate authorization on the part of Purchaser is necessary to consummate the transactions contemplated hereunder. Messrs. Evans, Doughty , Anderson and Wiley, as directors of Purchaser, abstained from any vote at the meeting approving this Agreement due to their conflicting interests as members and managers of BCG.

Section 5.4	Enforceable Agreement

This Agreement has been duly authorized, executed and delivered by Purchaser and is the legal, valid and binding agreement of Purchaser enforceable in accordance with its terms.

Section 5.5	No Brokers

All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by BCG, Gulfstream and Purchaser, and there has been no participation or intervention by any other person, firm or corporation employed or engaged by or on behalf of Purchaser in such a manner as to give rise to any valid claim, by any person, firm or corporation, against BCG, Gulfstream or Purchaser for a brokerage commission, finder’s fee or like commission.

Section 6.1	Full Access

Each of BCG and Gulfstream shall afford to the officers and authorized representatives of Purchaser, upon prior notice and subject to their normal security requirements, reasonable access to the properties, books and records, including any and all vendor contracts, pertaining to the Assets in order that Purchaser may have full opportunity to make reasonable investigations, at reasonable times without interfering with BCG’s or Gulfstream’s normal business and operations. Nothing in this Section 6.1 shall require BCG or Gulfstream to breach any obligation of confidentiality or to reveal any proprietary information, trade secrets or marketing or strategic plans. Records, including credit information, relating to the Loans will be made available for review by Purchaser upon execution of this Agreement. It is understood that certain of BCG’s and Gulfstream’s records may be available only in the form of photocopies, film copies or other non-original and non-paper media.

Section 6.2	Delivery of Magnetic Media Records

Each of BCG and Gulfstream shall prepare at its expense and make available to Purchaser at its data processing center magnetic media records in BCG’s or Gulfstream’s field format not later than 30 calendar days after the execution of this Agreement and further shall make available to Purchaser such records updated as of the Closing Date, which records shall contain the information related to the items described in subsection 2.2(b)(2) above. Such updated records shall be made available at such time after Closing as agreed to by the parties. At their option, BCG and Gulfstream may provide such reports in paper format instead of magnetic media format.

Section 6.3	Conduct of Business

From the date hereof until the Effective Time, each of BCG and Gulfstream covenants that it will:

(a)
In the case of BCG, maintain the Personal Property in its current condition, ordinary wear and tear excepted, maintain casualty and hazard insurance on all of such property at the same levels as maintained as of the date hereof and timely make all payments due under the Sub-lease;

(b)	Use its reasonable, good faith efforts to avoid any act that would have a material adverse effect upon the value of the Loans or the other Assets;

(c)	Maintain its books of account and records concerning the Loans and other Assets in the ordinary and usual manner; or

(d)	Not take any action which would cause any representation or warranty made herein to be untrue at the date of Closing.

Section 6.4	Further Actions

The parties hereto shall execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement.

Section 6.5	Public Announcements

BCG, Gulfstream and Purchaser agree that, from the date hereof, neither shall make any public announcement or public comment regarding this Agreement or the transactions contemplated herein without first consulting with the other parties hereto and reaching an agreement upon the substance and timing of such announcement or comment.

Section 6.6	Tax Reporting

BCG and Gulfstream shall comply with all tax reporting obligations in connection with transferred Assets on or before May 31, 2002, and Purchaser shall comply with all tax reporting obligations with respect to the transferred Assets after May 31, 2002.

Section 6.7	Management of the Loans

Beginning as of June 1, 2002 and continuing through the Closing, Purchaser shall service and manage the Loans and shall be entitled to receive a fee as compensation for its management of the Loans. This fee shall be payable monthly and shall be equal to the accrued net interest income plus fees generated by the Loans outstanding during the preceding month. Purchaser will provide BCG and Gulfstream with a calculation of the fee each month.

The obligation of Purchaser to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

Section 7.1	Representations and Warranties True

The representations and warranties made by BCG and Gulfstream in this Agreement shall be true in all material respects on and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Purchaser.

Section 7.2	Obligations Performed

Each of BCG and Gulfstream shall (a) deliver or make available to Purchaser those items required by Section 2.2 hereof, and (b) perform and comply in all material respects with all obligations, conditions and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

The obligations of BCG and Gulfstream to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

Section 8.1	Representations and Warranties True

The representations and warranties made by Purchaser in this Agreement shall be true in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by BCG and Gulfstream.

Section 8.2	Obligations Performed

Purchaser shall (a) deliver to BCG and Gulfstream those items required by Section 2.2 hereof, and (b) perform and comply in all material respects with all obligations, conditions and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

ARTICLE IX
TERMINATION

Section 9.1	Methods of Termination

This Agreement may be terminated in any of the following ways:

(a)	at any time on or prior to the Effective Time by the mutual consent in writing of the parties;

(b)
by Purchaser in writing if the conditions set forth in Article VII of this Agreement shall not have been met by BCG or Gulfstream or waived in writing by Purchaser within 30 calendar days following the date of this Agreement;

(c)
by BCG or Gulfstream in writing if the conditions set forth in Article VIII of this Agreement shall not have been met by Purchaser or waived in writing by BCG or Gulfstream, as applicable, within 30 calendar days following the date of this Agreement;

(d)
any time prior to the Effective Time, by Purchaser, on the one hand, or by BCG or Gulfstream, on the other hand, in writing if the other shall have been in breach of any representation and warranty in any material respect (as if such representation and warranty had been made on and as of the date hereof and on the date of the notice of breach referred to below), or in breach of any covenant, undertaking or obligation contained herein, and such breach has not been cured by the earlier of 30 calendar days after the giving of notice to the breaching party of such breach or the Effective Time; or

(e)	by any party on or after December 31, 2002 at 5:00 p.m.

Section 9.2	Procedure Upon Termination

In the event of termination pursuant to Section 9.1 hereof, and except as otherwise stated therein, written notice thereof shall be given to the other parties, and this Agreement shall terminate immediately upon receipt of such notice unless an extension is consented to by the party having the right to terminate.

If this Agreement is terminated as provided herein,

(a)
each party will return all documents, work papers and other materials of the other parties, including photocopies or other duplications thereof, relating to this transaction, whether obtained before or after the execution hereof, to the party furnishing the same; and

(b)
all information received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been published in any publication for public distribution or filed as public information with any governmental authority ) shall not at any time be used for any business purpose by such party or disclosed by such party to third persons.

Section 9.3	Payment of Expenses

Agreement, in addition to such damages as may be recoverable under the terms of this Agreement or in law or equity, a non-breaching party shall be entitled to recover from the breaching party upon demand, itemization and documentation, its reasonable outside legal, accounting, consulting and other out-of-pocket expenses.

ARTICLE X
MISCELLANEOUS PROVISIONS

Section 10.1	Amendment and Modification

The parties hereto, by mutual consent of their duly authorized officers, may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

Section 10.2	Waiver and Extension

Any party, by written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of any other party and may waive (a) any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) compliance with any of the undertakings, obligations, covenants or other acts contained herein.

Section 10.3	Assignment

This Agreement and all of the provisions hereof shall be binding, upon, and shall inure to the benefit of, the parties hereto and their permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the others.

Section 10.4	Addresses for Notices, Etc.

All notices, requests, demands, consents and other communications provided for hereunder and under the related documents shall be in writing and mailed (by registered or certified mail, return receipt requested), telegraphed, telexed, telecopied or personally delivered (with receipt thereof acknowledged) to the applicable party at the address indicated below:

	If to BCG:	Bankers’ Capital Group, LLC
9050 Old Southwick Pass
Alpharetta, Georgia 30022
Attention: Stephen W. Doughty
Fax: (404) 760-7710

	with a copy to:	Thomas O. Powell, Esq.
Troutman Sanders LLP
600 Peachtree Street, Suite 5200
Atlanta, Georgia 30308-2216
Fax: (404) 962-6658

	If to Gulfstream:	Gulfstream Financial Services, Inc.
11873 Spring Road, Suite 10
Conifer, Colorado [zip]
Attention: David Hennessy
Fax: 303-838-1350

with a copy to:

Fax:

	If to Purchaser:	FLAG Financial Corporation
3475 Piedmont Road, Suite 550
Atlanta, Georgia 30305
Attention: President
Fax: (404) 760-7710

with a copy to:
Powell, Goldstein, Frazer & Murphy LLP
191 Peachtree Street, N.E., 16th Floor
Atlanta, Georgia 30303
Fax: (404)572-6999

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.

Section 10.5	Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 10.6	Headings

The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part thereof.

Section 10.7	Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

Section 10.8	Sole Agreement

This Agreement and the exhibits and attachments hereto represent the sole agreement between the parties hereto respecting the transactions contemplated hereby and all prior or contemporaneous written or oral proposals, agreements in principle, representations, warranties and understandings between the parties with respect to such matters are superseded hereby and merged herein.

Section 10.9	Severability

If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

Section 10.10	Parties in Interest

Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any person (other than the parties hereto, their successors and permitted assigns) any rights or remedies under or by reason of this Agreement, or any term, provision, condition, undertaking, warranty, representation, indemnity, covenant or agreement contained herein.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first written above.

ATTEST:	FLAG FINANCIAL CORPORATION

By: /s/ Lisa G. Lane	By: /s/ J. Daniel Speight, Jr.
Name: Lisa G. Lane	Name: J. Daniel Speight, Jr.
Title: SVP, Assistant Secretary	Title: President/CEO

ATTEST:	BANKERS’ CAPITAL GROUP, LLC

By: /s/ Lisa G. Lane	By: /s/ Stephen W. Doughty
Name: Lisa G. Lane	Name: Stephen W. Doughty
Title: SVP, Assistant Secretary	Title:

ATTEST:	GULFSTREAM FINANCIAL SERVICES, INC.

By: /s/ Margaret Calandra	By: /s/ David Hennessy
Name: Margaret Calandra	Name: David Hennessy
Title: Assistant Secretary	Title: President

PURCHASE AND ASSUMPTION AGREEMENT
Among
FLAG FINANCIAL CORPORATION,
BANKERS’ CAPITAL GROUP, LLC
and
GULFSTREAM FINANCIAL SERVICES, INC.

EXHIBIT LIST

Exhibit No .	Description

1.1(a)(1)	Personal Property
1.1(a)(5)	Excluded Assets
1.2(b)	Sub-lease
1.4(h)	Power of Attorney
2.2(b)(1)	Form of Bill of Sale
2.2(b)(2)	Description of Sundowner and LaMancha Loans

EXHIBIT 1.1(a)(1)

PURCHASE AND ASSUMPTION AGREEMENT
Among
FLAG FINANCIAL CORPORATION,
BANKERS’ CAPITAL GROUP, LLC
and
GULFSTREAM FINANCIAL SERVICES, INC.

PERSONAL PROPERTY

Asset Number	Description	Acquired Value	Current Accumulated Depreciation	Net Book Value

miscellaneous computer equipment including but not limited to 1 file server, 1 backup server, 1 email server, 1 MS exchange 2000 server, 5 desktop computers, 1 laptop computer, 1 laser printer, software, cables, and accessories.    57,396.24    9,566.04 47,830.20

miscellaneous office furniture including but not limited to 6 equipped cubicles, 13 file cabinets, 18 herman miller chairs, 4 bernhard guilder chairs, 6 Aeron chairs, 4 equipped offices, 2 conference tables, 2 color t/v’s, refrigerator, microwave, dishwasher, and other various office furniture listed in attachment 1.1 a.1.a    40,000.00    4,000.00 36,000.00

EXHIBIT 1.1(a) 5

PURCHASE AND ASSUMPTION AGREEMENT
Among
FLAG FINANCIAL CORPORATION,
BANKERS’ CAPITAL GROUP, LLC
and
GULFSTREAM FINANCIAL SERVICES, INC.

PREPAID LEASE

1.  Sublease agreement by and between Bankers’ Capital Group, LLC (subtenant) and Pell Rudman Trust Company, N.A (sublandlord) and EOP-Buckhead, LLC (landlord) dated December 20, 2001. Lease agreement covers 3,287 square feet at 3475 Peidmont Road, Suite 550, Atlanta, Ga. 30305. Term of sublease agreement commenced December 20, 2001 and expires February 28, 2005.
2.  Original prepaid lease includes one year’s base rent in the amount of $77,836.51 and a security deposit in the amount of $6,883.50. Amounts remaining at May 31, 2002 include six months covered under the payment of one year’s base rent amounting to $38,918.25, and the security deposit in the amount of $6,883.50 for a total of $ 45,801.75.

EXHIBIT 1.2(b)

PURCHASE AND ASSUMPTION AGREEMENT
AMONG
FLAG FINANCIAL CORPORATION,
BANKERS’ CAPITAL GROUP, LLC
and
GULFSTREAM FINANCIAL SERVICES, INC.

SUB-LEASE

3.

EXHIBIT 1.4(h)

PURCHASE AND ASSUMPTION AGREEMENT
Among
FLAG FINANCIAL CORPORATION,
BANKERS’ CAPITAL GROUP, LLC
and
GULFSTREAM FINANCIAL SERVICES, INC.

POWER OF ATTORNEY

THIS POWER OF ATTORNEY is dated this 12 day of November 2002, by Bankers’ Capital Group, LLC, a Georgia limited liability company, organized under the laws of Georgia ("Grantor"), to be effective as of 9:00 a.m./p.m. on November 12, 2002.

WITNESSETH:

WHEREAS, Bankers’ Capital Group, LLC, Gulfstream Financial Services, Inc. and FLAG Financial Corporation ("FLAG") have entered into a Purchase and Assumption Agreement dated as of November 12, 2002 (the "Agreement"), which provides for the sale to FLAG of certain assets and assumption of certain liabilities; and

WHEREAS, in a Bill of Sale to FLAG dated November 12, 2002 (the "Bill of Sale"), Grantor has agreed, from time to time, at the request of FLAG to execute, acknowledge and deliver any and all instruments, documents, endorsements, assignments, information, materials and other papers that may be reasonably required to (i) transfer to FLAG certain Assets (as defined in the Bill of Sale) being acquired by FLAG pursuant to the Agreement, including loans and the collateral therefor to the extent of Grantor’s interest in such collateral and files and records relating to such loans, (ii) enable FLAG to bill, collect, service and administer the loans transferred thereby and (iii) give full force and effect to the intent and purpose of the Bill of Sale.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor hereby irrevocably appoints and authorizes the President or any Vice President, or the Secretary or any Assistant Secretary, of FLAG as its attorney-in-fact solely for the purpose of endorsing and recording, pursuant to the Bill of Sale, certificates of title for vehicles and similar documents, provided , such power of attorney is not intended to and does not convey to FLAG any right to endorse or record any documents of title relating to collateral other than collateral transferred pursuant to the Bill of Sale as described in the preceding paragraph.

IN WITNESS WHEREOF, BCG has caused this Power of Attorney to be duly executed by its duly authorized officer as of the day and year first above written.

WITNESSES:

/s/ Dennis J. Zember,         By: /s/ Steven W. Doughty
Name: Stephen W. Doughty
Title: Member

EXHIBIT 2.2(b)(1)

PURCHASE AND ASSUMPTION AGREEMENT
Among
FLAG FINANCIAL CORPORATION,
BANKERS’ CAPITAL GROUP, LLC
and
GULFSTREAM FINANCIAL SERVICES, INC.

BILL OF SALE

THIS BILL OF SALE is dated this 12 day of November 2002, by Bankers’ Capital Group, LLC, a limited liability company organized under the laws of Georgia ("Seller").

WITNESSETH:

WHEREAS, Bankers’ Capital Group, LLC, Gulfstream Financial Services, Inc. and FLAG Financial Corporation, a corporation organized under the laws of the State of Georgia ("Purchaser"), have entered into a Purchase and Assumption Agreement dated as of November 12, 2002 (the "Agreement"), which provides for the sale to Purchaser of certain assets and assume certain liabilities of Seller, all as set forth in the Agreement;

NOW, THEREFORE, Seller, for good and valuable consideration, receipt of which is hereby acknowledged, does hereby grant, bargain, sell, assign, set over, convey and transfer to Purchaser all of its right, title and interest in and to the following assets (the "Assets"):

(a)	All furniture, fixtures, equipment and other tangible personal property owned by Seller and listed in Exhibit 1.1(a)(1) of the Agreement and attached hereto;

(b)	Seller’s interest in the loans maintained, serviced and listed in Seller’s general ledger as listed on Exhibit 1.1(a)(2)) of the Agreement and attached hereto (the "Loans");

(c)	Seller’s interest in the Exit Fees relating to the Loans, as described in Section 1.1(a)(3) of the Agreement; and

(d)	All of Seller’s files and records related to the Loans and other Assets.

Seller, for itself and its successors and assigns, does hereby covenant and agree to and with Purchaser and its successors and assigns that it (i) is seized of, and has the right to convey to Purchaser, such title to the Assets as is provided in the Agreement, (ii) will warrant and defend said title to the Assets in the manner provided in the Agreement, and (iii) shall, from time to time, at the request of Purchaser, execute, acknowledge and deliver to Purchaser any and all further instruments, documents, endorsements, assignments, information, materials and other papers that may be reasonably required to transfer the Assets to Purchaser, to enable Purchaser to bill, collect, service and administer the Loans and to give full force and effect to the full intent and purposes of this Bill of Sale.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed by its duly authorized officers and its corporate seal to be affixed hereto, all as of the day and year first above written.

By: /s/ Stephen W. Doughty
Name: Stephen W. Doughty
Title: Member

ATTEST:

By: /s/ Dennis J. Zember
Name: Dennis J. Zember
Title: Member

EXHIBIT 2.2(b)(2)

PURCHASE AND ASSUMPTIONAGREEMENT
Among
FLAG FINANCIAL CORPORATION,
BANKERS’ CAPITAL GROUP, LLC
and
GULFSTREAM FINANCIAL SERVICES, INC.

DESCRIPTION OF SUNDOWNER AND LAMANCHA LOANS

Loan customer	Orig. Date	Borrower	Orig. Amount	Rate	Terms	Collateral

Sundowner	4/2/2002		$1,790,681.00	8.00%	48 mnts	two RV/mobile home parks in Mesa, AR
La Mancha	4/2/2002		$5,200,000.00	7.50%	24 mnts/ 20n yr amort	LaMancha resort in Plam Springs, CA and Dirk Winter guaranty